UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 27, 2018

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                   Entry into a Material Definitive Agreement

Effective as of September 28, 2018, Iteris, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement (the “Rights Agreement”), dated as of August 20, 2009, by and between the Company and Computershare Trust Company, N.A., as rights agent. Capitalized terms used herein but not otherwise defined shall be ascribed the meanings given to such terms in the Rights Agreement.

The Amendment accelerates the expiration of the Rights from 5:00 p.m., New York City time, on August 20, 2019 to 5:00 p.m., New York City time, on September 28, 2018, and has the effect of terminating the Rights Agreement at that time.  At such time, all of the Rights distributed to the holders of the Company’s common stock pursuant to the Rights Agreement will expire.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.1 and is incorporated herein by reference.

Item 1.02.                   Termination of a Material Definitive Agreement

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03.                   Material Modification to Rights of Security Holders

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1	Amendment No. 2 to Rights Agreement, dated as of September 28, 2018, by and between Iteris, Inc. and Computershare Trust Company, N.A., as rights agent.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 2 to Rights Agreement, dated as of September 28, 2018, by and between Iteris, Inc. and Computershare Trust Company, N.A., as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2018

ITERIS, INC.

	By:	/s/ JOE BERGERA
Joe Bergera
Chief Executive Officer